Exhibit 21
Subsidiaries of Dean Foods Company
As of February 26, 2008
RESTRICTED SUBSIDIARIES

		Jurisdiction Of		No. Of Shares Or	%
Legal Name	Type Of Entity	Organization	Owner	Units	Ownership

31 Logistics, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%
Alta-Dena Certified	LLC	DE	Dean West II, LLC	100 units	100.0%
Dairy, LLC
Barber Ice Cream, LLC	LLC	DE	Mayfield Dairy Farms, LLC	100 units	100.0%
Barber Milk, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%
Berkeley Farms, LLC	LLC	CA	Dean West II, LLC	100 units	100.0%
Broughton Foods, LLC	LLC	DE	Dean East, LLC	100 units	100.0%
Country Delite Farms, LLC	LLC	DE	Dean East, LLC	100 units	100.0%
Country Fresh, LLC	LLC	MI	Dean Midwest Holding, Ltd.	100 units	100.0%
Creamland Dairies, LLC	LLC	NM	Gandy’s Dairies, LLC	100 units	100.0%
Dairy Fresh, LLC	LLC	DE	Dean East, LLC	100 units	100.0%
Dan Morton, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%
Dean Dairy Holdings, LLC	LLC	DE	Dean Holding Company	100 units	100.0%
Dean Dairy Products	LLC	DE	Dean East II, LLC	100 units	100.0%
Company, LLC
Dean East II, LLC	LLC	DE	Dean Dairy Holdings, LLC	100 units	100.0%
Dean East, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%
Dean Foods Company of	LLC	DE	Dean West II, LLC	100 units	100.0%
California, LLC
Dean Foods Company of	LLC	DE	Dean East II, LLC	100 units	100.0%
Indiana, LLC
Dean Foods Foundation	Not-for-profit Corp	IL	Dean Holding Company	100 shares	100.0%

		Jurisdiction Of		No. Of Shares Or	%
Legal Name	Type Of Entity	Organization	Owner	Units	Ownership

Dean Foods North Central, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%
Dean Holding Company	Corp	WI	Dean Foods Company	10,110 Class A 20,220 Class B	100.0 100.0	% %
Dean Illinois Dairies, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%
Dean Intellectual	LP	DE	DIPS GP, II, LLC	100 partnership	.1%
Property Services II, L.P.			DIPS Limited Partner II	interests	99.9%
Dean Intellectual	LP	DE	DIPS GP, Inc.	100 partnership	0.10%
Property Services, L.P.			DIPS Limited Partner	interests	99.90%
Dean International	Corp	DE	Dean Foods Company	100 common	100.0%
Holding Company
Dean Legacy Brands, Inc.	Corp	DE	DIPS Limited Partner II	10 common	100.0%
Dean Management Corporation	Corp	DE	Dean Foods Company	100 common	100.0%
Dean Midwest Holding, Ltd.	Corp	Virgin Islands (British)	Dean East, LLC	1,000 common	100.0%
Dean Milk Company, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%
Dean Puerto Rico	LLC	DE	Dean Foods Company	1 unit	100.0%
Holdings, LLC
Dean Services, LLC	LLC	DE	Dean Management Corporation	100 units	100.0%
Dean SoCal, LLC	LLC	DE	Dean West II, LLC	100 units	100.0%
Dean Transportation, Inc.	Corp	OH	Dean Dairy Holdings, LLC	100 common	100.0%
Dean West II, LLC	LLC	DE	Dean Dairy Holdings, LLC	100 units	100.0%
Dean West, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%
DGI Ventures, Inc.	Corp	DE	Dean Foods Company	100 common	100.0%
DIPS GP II, LLC	LLC	DE	Dean Legacy Brands, Inc.	100 units	100.0%
DIPS GP, Inc.	Corp	DE	Suiza Dairy Group, LLC	1,000 common	100.0%
DIPS Limited Partner	Trust	DE	Suiza Dairy Group, LLC	Beneficiary Interests 1	100.0%
DIPS Limited Partner II	Trust	DE	Dean Holding Company	Beneficiary Interests 1	100.0%

		Jurisdiction Of		No. Of Shares Or	%
Legal Name	Type Of Entity	Organization	Owner	Units	Ownership

Elgin Blenders, Incorporated	Corp	IL	Dean Holding Company	30,000 common	100%
Fairmont Dairy, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%
Friendship Dairies, LLC	LLC	DE	Morningstar Foods, LLC	100 units	100.0%
Gandy’s Dairies, LLC	Corp	TX	Dean West II, LLC	100 units	100.0%
Garelick Farms, LLC	LLC	DE	Dean East, LLC	100 units	100.0%
Horizon Organic Dairy, LLC	LLC	DE	WhiteWave Foods Company	100 units	100.0%
Horizon Organic	Corp	DE	WhiteWave Foods Company	1,000 common	100.0%
International, Inc.
International Dairy	LLC	DE	Dean International	100 units	100.0%
Holdings, LLC			Holding Company
Kohler Mix Specialties of	LLC	DE	Morningstar Foods, LLC	85 units	85.0%
Minnesota, LLC			Marathon Dairy Investment Corp.	15 units	15.0%
Kohler Mix Specialties, LLC	LLC	DE	Morningstar Foods, LLC Marathon Dairy Investment Corp.	95 units 5 units	95.0 5.0	% %
Land-O-Sun Dairies, LLC	LLC	DE	Dean East, LLC Dean Foods Company	80 units 20 units	80.0 20.0	% %
Liberty Dairy Company	Corp	MI	Dean East II, LLC	26,300 common	100.0%
Louis Trauth Dairy, LLC	LLC	DE	Dean East, LLC	100 units	100.0%
Marathon Dairy Investment Corp.	Corp	MN	Morningstar Foods, LLC	1,000 common	100.0%
Mayfield Dairy Farms, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%
McArthur Dairy, LLC	LLC	FL	Dean East II, LLC	100 units	100.0%
Meadow Brook Dairy Company	Corp	PA	Dean East II, LLC	10 Class A 776 Class B	100.0 100.0	% %
Midwest Ice Cream Company, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%
Model Dairy, LLC	LLC	DE	Dean West, LLC	100 units	100.0%

		Jurisdiction Of		No. Of Shares Or	%
Legal Name	Type Of Entity	Organization	Owner	Units	Ownership

Morningstar Foods, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%
New England Dairies, LLC	LLC	DE	Garelick Farms, LLC	100 units	100.0%
Old G & Co., Inc.	Corp	Puerto Rico	Dean Puerto Rico Holdings, LLC	1 common	100.0%
Pet O’Fallon, LLC	LLC	DE	Dean East, LLC	100 units	100.0%
Purity Dairies, LLC	LLC	DE	Dean East II, LLC	100 common	100.0%
Reiter Dairy, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%
Robinson Dairy, LLC	LLC	DE	Dean West, LLC	100 units	100.0%
Sampson Ventures, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%
Schenkel’s All-Star Dairy, LLC	LLC	DE	Dean East, LLC	100 units	100.0%
Schenkel’s All-Star Delivery, LLC	LLC	DE	Dean East, LLC	100 units	100.0%
Shenandoah’s Pride, LLC	LLC	DE	Garelick Farms, LLC	100 units	100.0%
Southern Foods Group, LLC	LLC	DE	Dean West, LLC	100 units	100.0%
Suiza Dairy Group, LLC	LLC	DE	Dean Foods Company	100 units	100.0%
Sulphur Springs Cultured Specialties, LLC	LLC	DE	Dean West, LLC	100 units	100.0%
Swiss II, LLC	LLC	DE	Dean West II, LLC	100 units	100.0%
Swiss Premium Dairy, LLC	LLC	DE	Dean East II, LLC	100 units	100.0%
T.G. Lee Foods, LLC	LLC	FL	Dean East II, LLC	100 units	100.0%
Terrace Dairy, LLC	LLC	DE	New England Dairies, LLC	100 units	100.0%
Tuscan/Lehigh Dairies, Inc.	Corp	DE	Garelick Farms, LLC	1,000 common	100.0%

Verifine Dairy Products of Sheboygan, LLC	LLC	WI	Dean East II, LLC	100 units	100.0%
WhiteWave Foods Company	Corp	DE	Dean Foods Company	1,000 common	100.0%
WhiteWave Services, Inc.	Corp	DE	WhiteWave Foods Company	10 common	100.0%

UNRESTRICTED SUBSIDIARIES

		Jurisdiction Of		No. Of Shares Or	%
Legal Name	Type Of Entity	Organization	Owner	Units	Ownership

Colorado ES LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%
Curan, LLC	LLC	DE	Regan, LLC	100 units	100.0%
Dairy Information Systems, LLC	LLC	DE	Dairy Information Systems Holdings, LLC	100 units	100.0%
Dairy Information	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%
Systems Holdings, LLC
Dixie Holding, Inc.	Corp	NY	Franklin Holdings, Inc.	100 common	100.0%
Franklin Holdings, Inc.	Corp	DE	Dean Foods Company	1,000 common	100.0%
Franklin Plastic, Inc.	Corp	DE	Franklin Holdings, Inc.	35,853,847 Common 100,00 Preferred	99.0%
Importadora y Distribuidora Dean Foods, S.A. de C.V.	Corp	Mexico	Tenedora Dean Foods International, SA de CV	4,999 common	99.9%
			Creamland Dairies, LLC	1 common	0.1%
Neptune Colorado LLC	LLC	DE	Colorado ES LLC	100 units	100.0%
Reeves Street, LLC	LLC	DE	Dean Management Corporation	100 units	100.0%
Regan, LLC	LLC	DE	Suiza Dairy Group, LLC	100 units	100.0%
Tenedora Dean Foods Internacional, S.A. de C.V.	Corp	Mexico	Dean West II, LLC	4,999 common	99.98%